EXHIBIT 24.1

POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by Alkami Technology, Inc. (together with its affiliates and successors, the “Company”), each of the undersigned hereby constitutes and appoints each of Brian R. Smith, Charles Plauche, Jr., and Aaron Perman, signing singly, with full power of substitution and resubstitution, to act as each of the undersigned’s true and lawful attorney-in-fact to:

1.	prepare, execute in each of the undersigned’s name and on each of the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling each of the undersigned to make electronic filings with the SEC of reports required by Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;
2.	execute for and on behalf of each of the undersigned, Forms 3, 4, and 5, or Schedules 13D and 13G in accordance with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
3.	do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Schedules 13D and 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of each of the undersigned, are not assuming, nor is any Company assuming, any of each of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13D or 13G with respect to each of the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by each of the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed on April 13, 2021.

/s/ Brian R. Smith_____________________

Brian R. Smith

S3 VENTURES FUND III, L.P.

By: S3 Ventures GPLP III, L.P.,

        its General Partner

By: S3 Ventures III, L.L.C.,

its General Partner

By: /s/ Brian R. Smith_____________________

Name: Brian R. Smith, Managing Director

S3 VENTURES GPLP III, L.P.

By: S3 Ventures III, L.L.C.,

its General Partner

By: /s/ Brian R. Smith_____________________

Name: Brian R. Smith, Managing Director

S3 VENTURES III, L.L.C.

By: /s/ Brian R. Smith_________________

Name: Brian R. Smith, Managing Director